Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this presentation are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to product deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a typical vehicle consists of thousands of unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

ARCIMOTO

Arcimoto: Future (arc, archetype) | Drive (moto)

Our Mission: Catalyze the shift to a sustainable transportation system

Company Presentation - May, 2019

Nasdaq: FUV


DELIVERATOR
ARCIMOTO

Vehicle Market is Big



Daily Driver

- 70M automobiles produced worldwide annually
- $2T global market



Last Mile Delivery

- 65B parcels delivered worldwide, annually, $250B+ parcel revenue
- According to UBS, food delivery could be a $365B industry by 2030



First Responders

- 51,000 fire stations in the U.S., plus corporate campuses, police
- Fleets face mandates for Greenhouse Gas emissions reduction



Fun

- Harley sells ~250K motorcycles each year
- North American market for ATVs is > 500,000 units per year

Arcimoto Disruption Thesis



Daily Driver



Last Mile Delivery



First Responders



Fun



One Platform: Target 10X Efficiency and 33% TCO of Today's Automotive Solutions

The Platform

Efficiency, Utility, Affordability



The patented 8th generation Arcimoto Platform is the three wheeled vehicle architecture done right: featuring full speed operation to participate on all the roads, useful daily range and svelte enough to be parked three to a space.

Arcimoto is building a family of products on the Arcimoto Platform to meet the needs of a wide range of daily road users.

10x Efficiency

1/4 Footprint

Fun Utility Vehicle (FUV)

The Everyday Electric Ride



The FUV combines daily transportation utility, mass-market affordability and extreme efficiency (target $11,900 price and 200+ MPGe for the minimal base model at full production scale), in a ride that is incredibly fun to drive.

In Q1, 2019, Arcimoto announced its flagship retail production option, the Evergreen Edition. The Evergreen is a premium trim FUV priced at $19,900 before savings and incentives. Arcimoto plans to begin Evergreen delivery in low volume in Q2, 2019.

Rapid Responder

Save Lives, Save the Planet


EUGENE SPRINGFIELD

The pure-electric Rapid Responder is built on the Arcimoto Platform, and designed for specialized emergency, security and law enforcement services at a fraction of the economic and environmental cost of traditional ICE vehicles. Arcimoto plans to begin delivering the Rapid Responder in 2020.

There are approximately 51,000 fire stations across the USA. Medical assistance is the number one reason for firefighter response at approximately 21,500,000 calls nationwide a year. Arcimoto estimates that up to 30% of these calls could be executed with the Rapid Responder. This product is also well-suited for campus security, athletic and festival events, and law enforcement.

Deliverator

It Delivers


columbia

20+ cubic feet of storage is more trunk space than most cars. Plenty of room, whether delivering for an app-based food or parcel service, or tackling a myriad of traditional fleet needs. The Deliverator's lightweight, ultra-efficient electric platform will yield exceptionally low operating costs, and the nimble form and three-to-a-space "Rockstar Parking" feature save operator time stuck in traffic and looking for parking.


Automotive Delivery
Deliverator Targets
0
25
50
75
100
Driver Wages and Benefits
Fuel Costs
Vehicle/Trailer Payments
Repair maintenance
Truck insurance premiums
Other

Autonomous Future - Arcimoto

Provide the platform for 80% of on-road personal and delivery trips



Self Driving Ready Platform
Sensor Suppliers
Software Vendors
People Mover
Stuff Mover

Go to Market - Experience Rental

Company-owned and Franchised Rental Operations offer Prospective Customer Drives

- Sales to individuals and fleets online, pre-sales customer experience through in-market rental centers. Better experience and more efficient than traditional vehicle retail model.
- Rental center franchise model allows local in-market partners to join in Arcimoto's growth.
- Start with vacation and tour rentals, expand to vehicle and ride sharing.



Arcimoto Manufacturing Plant (AMP)

Capital-efficient, flexible production facility plan for global scalability

Capital-Efficient By Design

Arcimoto has tooled up a facility with anticipated production capacity of 10,000+ units/yr, < $10M capital invested.

Flexible and Replicable Production Model

Arcimoto factory model leverages flexible, advanced manufacturing equipment to produce many parts with the same machines. Copy/paste flexible production lines and factories for scale.


AMP

Product Finalization and Testing

Due Care, FCC and FMVSS Compliance, and Reliability

Vehicle/Build	Test Purpose	Approximate Test Start	Result
B.3 Structure	Seatbelt Anchorage Pull (Front)	Jan 31	Pass
B.3 Structure	Seatbelt Anchorage Pull (Rear)	Jan 31	Pass
A.1.1.1	Salt Spray (CI)	April 15	Ongoing
A1.2	EMC	March 19	Partial Fail, re-test May 16
A2.0	Lighting	May 8	Pending
A2.1	Hydraulic and Regen Brakes	May 20	Pending
A2.2	Sled 1 - Seatbelts and Battery	April 8	Partial Fail, re-test May 20
A2.3	Sled 1 - Seatbelts and Battery	April 8	Partial Fail, re-test May 20
A2.5	Side Impact Battery Test	April 2	Pass
A2.7	Seat Pull Test	April 22	Pass
A2.8	EMC 2	May 16	Pending
A2.9	Durability (CI)	May 20	Ongoing
A2.11	Roof Crush	April 24	Pass
A3.1	In-House Tension Test	May 3	Pass
A3.2	Sled 2 - Seatbelts	May 20	Pending
A3.3	Sled 2 - Seatbelts	May 20	Pending

Production Timing and Targets

Step 1: Deliver. Step 2: Increase scale, decrease cost.

Start of Production (SOP) targeted for Q2, 2019
Initial deliveries in U.S. west coast states of CA, OR, WA

12 Month Production target from SOP:
Achieve 200 units/week production rate

At 200 units/week:
$17,000 Average Sales Price (ASP) target across product family
20%+ gross margin target

Pre-orders as of 3/29/2019: **3,883**
$66M anticipated revenue from pre-orders

8 Year Ramp Targets

Refine factory model manufacture through 2020

Expand HQ, +East Coast factory (ATVMLP), +global factory JVs and partnerships

Meaningful global GHG reduction

AMP 5

AMP 4

AMP 3 | AMP 3 | AMP 3

AMP 2 | AMP 2 | AMP 2 | AMP 2

AMP 1 | AMP 1 Expansion | AMP 1 | AMP 1 | AMP 1

2020	2021	2022	2023	2024	2025	2026
5,000	12,500	25,000	75,000	200,000	300,000	500,000
$100M	$212M	$400M	$1.2B	$2.9B	$4.2B	$6.8B

Key Goals for 2019

Deliver 400+ Evergreen Edition FUVs

Key destination rental locations established

Product delivery and service networks

Complete Rapid Responder and Deliverator

Vehicle Options/Upgrades (Full Doors)

Prepare for Mass Production



ARCIMOTO
ARCIMOTO

Sector M&A and Investment Activity

Company	Acquirer/Investor	Valuation/Deal
Byton Chinese EV startup company	Chinese investors, including Tencent Holdings	$500M Series B June 2018
Zotye Auto Chinese EV startup company	Ford	$765 Million JV Investment November 2017
Nikola Motors Utah-based startup developing trucks	Wabco Holdings (WBC) and other investors	$100 Million Investment August 2018
NIO Chinese EV startup company	NYSE IPO	$1 Billion IPO September 2018
Aurora Autonomous Vehicle technology	Amazon	$530M Series B February 2019
Nuro Autonomous delivery	SoftBank	$940M Series B February 2019
Rivian Electric pickup truck startup	Amazon, Ford	$1.2B February 2019, April 2019

Get AMPed! Community Day: May, 11, 2019

Investor Relations Contact:
investor@arcimoto.com

http://arcimoto.com/investor